Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of American Tower Corporation (“American Tower” or the “Company”) and Tower Sites (a component of Verizon Communications Inc. (“Verizon”)), after giving effect to (i) American Tower’s exclusive right to lease, acquire or otherwise operate and manage 11,448 wireless communications sites (the “Sites”) from certain subsidiaries of Verizon for approximately $5.053 billion in cash (the “Verizon Transaction”) and (ii) the related financings described herein (together with the Verizon Transaction, the “Transactions”). American Tower leased or subleased 11,285 communications sites pursuant to a master prepaid lease (“MPL”) and acquired 163 additional communications sites (“Sale Sites”). The adjustments set forth herein and described in the accompanying footnotes are intended to reflect the impact of the Transactions on American Tower.

The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements of American Tower and Tower Sites and have been developed from the (i) audited consolidated financial statements of American Tower contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (“Form 10-K”), which was filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2015, and (ii) audited Statement of Revenues and Certain Expenses of Tower Sites for the year ended December 31, 2014. Tower Sites is not a legal entity and references to “Tower Sites” refer to the collective operations of the Sites. The unaudited pro forma condensed combined financial statements are prepared as if the Transactions had been consummated on December 31, 2014 for purposes of preparing the unaudited pro forma condensed combined balance sheet, and on January 1, 2014, for purposes of preparing the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014.

The information reflects American Tower’s preliminary estimates of the allocation of the consideration transferred for the Verizon Transaction based upon available information and certain assumptions that the Company believes are reasonable. The primary areas of the allocation that are not yet finalized relate to fair values of property and equipment and intangible assets. However, as indicated in the notes to the unaudited pro forma condensed combined financial statements, American Tower made preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements. The preliminary allocation is based on the assumption that substantially all of the Sites in the Verizon Transaction are accounted for as prepaid capital leases, with the Sale Sites being accounted for as a business combination. Any excess consideration over the acquired net assets, as adjusted to reflect estimated fair values, has been recorded as goodwill for those sites accounted for as a business combination. Actual results may differ from these unaudited pro forma condensed combined financial statements once American Tower has completed valuations necessary to finalize the allocation of consideration over the fair value of the assets acquired and liabilities assumed.

Both Tower Sites and American Tower’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The unaudited pro forma condensed combined financial information does not purport to represent what American Tower’s results of operations or financial position would actually have been had the Transactions occurred on the dates described above or to project its results of operations or financial position for any future date or period. The information does not reflect cost savings or operating synergies that may result from the Transactions or the costs to achieve any such potential cost savings or operating synergies.

The following unaudited pro forma condensed combined financial statements and accompanying notes should be read together with (1) American Tower’s audited consolidated financial statements and accompanying notes, at and for the fiscal year ended December 31, 2014, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in American Tower’s Form 10-K, (2) American Tower’s Current Report on Form 8-K, which was filed with the SEC on March 30, 2015 and (3) the audited Statements of Revenues and Certain Expenses of Tower Sites (a component of Verizon) and accompanying notes, which is included as Exhibit 99.1 to this filing. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the consolidated statement of operations, expected to have a continuing impact on the combined results of the Company.

American Tower Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

At December 31, 2014

(dollars in thousands)

	American Tower	Adjustments for the Transactions		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$313,492	$(165,018)	(a)	$148,474
Restricted cash	160,206	—		160,206
Short-term investments	6,302	—		6,302
Accounts receivable, net	198,714	—		198,714
Prepaid and other current assets	254,622	13,112	(b)	267,734
Deferred income taxes	14,632	—		14,632

Total current assets	947,968	(151,906)		796,062

PROPERTY AND EQUIPMENT, net	7,626,817	2,056,142	(b)	9,682,959
GOODWILL	4,017,082	8,356	(b)	4,025,438
OTHER INTANGIBLE ASSETS, net	6,889,331	2,989,003	(b)	9,878,334
DEFERRED INCOME TAXES	253,186	—		253,186
DEFERRED RENT ASSET	1,030,707	—		1,030,707
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	566,454	209,492	(b)	775,946

TOTAL	$21,331,545	$5,111,087		$26,442,632

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$90,366	$—		$90,366
Accrued expenses	417,754	10,747	(b)	428,501
Distributions payable	159,864	—		159,864
Accrued interest	130,265	—		130,265
Current portion of long-term obligations	897,624	—		897,624
Unearned revenue	233,819	—		233,819

Total current liabilities	1,929,692	10,747		1,940,439

LONG-TERM OBLIGATIONS	13,711,084	1,120,000	(c)	14,831,084
ASSET RETIREMENT OBLIGATIONS	609,035	202,141	(b)	811,176
OTHER NON-CURRENT LIABILITIES	1,028,382	—		1,028,382

Total liabilities	17,278,193	1,332,888		18,611,081

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock:
5.25%, Series A	60	—		60
5.50%, Series B	—	14	(d)	14
Common stock	3,995	259	(d)	4,254
Additional paid-in capital	5,788,786	3,778,126	(d)	9,566,912
Distributions in excess of earnings	(837,320)	(200)	(b)	(837,520)
Accumulated other comprehensive loss	(794,221)	—		(794,221)
Treasury stock	(207,740)	—		(207,740)

Total American Tower Corporation equity	3,953,560	3,778,199		7,731,759
Noncontrolling interest	99,792	—		99,792

Total equity	4,053,352	3,778,199		7,831,551

TOTAL	$21,331,545	$5,111,087		$26,442,632

See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

American Tower Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except per share data)

	American Tower	Adjustments for the Transactions		Pro Forma
REVENUES:
Rental and management	$4,006,854	$382,836	(e)	$4,389,690
Network development services	93,194	—		93,194

Total operating revenues	4,100,048	382,836		4,482,884

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management	1,056,177	198,527	(e)	1,254,704
Network development services	38,088	—		38,088
Depreciation, amortization and accretion	1,003,802	262,582	(f)	1,266,384
Selling, general, administrative and development expense	446,542	1,026	(e)	447,568
Other operating expenses	68,517	—		68,517

Total operating expenses	2,613,126	462,135		3,075,261

OPERATING INCOME	1,486,922	(79,299)		1,407,623

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net of interest expense	10,547	—		10,547
Interest income	14,002	—		14,002
Interest expense	(580,234)	(30,725)	(g)	(610,959)
Loss on retirement of long-term obligations	(3,473)	—		(3,473)
Other expense	(62,060)	—		(62,060)

Total other expense	(621,218)	(30,725)		(651,943)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	865,704	(110,024)		755,680
Income tax provision	(62,505)	—		(62,505)

NET INCOME	803,199	(110,024)		693,175
Net loss attributable to noncontrolling interest	21,711	—		21,711

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	824,910	(110,024)		714,886
Dividends on preferred stock	(23,888)	(75,625)	(h)	(99,513)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$801,022	$(185,649)		$615,373

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$2.02			$1.46
Diluted net income attributable to American Tower Corporation common stockholders	$2.00			$1.44
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	395,958	25,850	(i)	421,808
DILUTED	400,086	25,850	(i)	425,936

See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments for the Transactions are reflected in the unaudited pro forma condensed combined balance sheet.

(a)	The following summarizes the total consideration transferred and funding sources for the Verizon Transaction (in thousands):

Cash on hand	$154,957
Common Stock Offering, net of fees and expenses (see Note (d))	2,440,390
Series B Preferred Stock offering, net of fees and expenses (see Note (d))	1,338,009
2013 Credit Facility net borrowings (see Note (c))	285,000
2014 Credit Facility net borrowings (see Note (c))	835,000

Total consideration transferred	$5,053,356

In addition, approximately $10.1 million of transaction costs were incurred directly related to the Verizon Transaction and are reflected on the unaudited pro forma condensed combined balance sheet.

(b)	The following summarizes the consideration transferred as if the Verizon Transaction occurred on December 31, 2014 (in thousands):

	MPL (1)	Sale Sites	Adjustments for the Transactions
Current assets	$13,112	$—	$13,112
Non-current assets	208,492	1,000	209,492
Property and equipment (2)	2,031,657	24,485	2,056,142
Intangible assets (2):
Customer-related intangible assets	1,742,824	37,603	1,780,427
Network location intangible assets	1,179,409	29,167	1,208,576
Goodwill	—	8,356	8,356
Current liabilities	(10,747)	—	(10,747)
Other non-current liabilities	(200,530)	(1,611)	(202,141)

Fair value of consideration transferred	$4,964,217	$99,000	$5,063,217

(1)	Approximately $9.9 million of transaction costs have been capitalized as part of the MPL assets’ fair value.
(2)	Estimated useful life of 20 years.

In addition, distributions in excess of earnings was reduced by $0.2 million for estimated transaction costs incurred by American Tower directly related to the Transactions. Estimated transaction costs have been excluded from the unaudited pro forma condensed combined statement of operations as they reflect non-recurring charges.

(c)	Debt Financings. The Company borrowed approximately $285.0 million under its multi-currency senior unsecured revolving credit facility entered into in June 2013, as amended (the “2013 Credit Facility”), and approximately $835.0 million under its senior unsecured revolving credit facility entered into in January 2012, as amended and restated in September 2014 (the “2014 Credit Facility”), to initially fund the Verizon Transaction.

The 2013 Credit Facility and the 2014 Credit Facility currently bear interest at a per annum rate equal to 1.250% over the London Interbank Offered Rate (LIBOR) and have a commitment fee on the undrawn portion of 0.150%. The current interest rate per annum on each facility is approximately 1.43%. A hypothetical unfavorable fluctuation in market interest rates on borrowings used to fund the Verizon Transaction under the 2013 Credit Facility and the 2014 Credit Facility of 0.125% over a 12 month period would increase the Company’s interest expense by approximately $0.4 million and $1.0 million, respectively.

Subsequent to the close of the Verizon Transaction, the Company issued senior unsecured notes due 2020 and 2025, each in aggregate principal amounts of $750.0 million, bearing interest of 2.800% and 4.000%, respectively. The weighted-average interest rate of the notes was approximately 3.4%. The Company used the net proceeds to repay existing indebtedness under the 2013 Credit Facility. As this issuance represents the long-term financing related to the Transactions, the Company has included these rates in its calculation of recurring interest expense in the pro forma condensed consolidated statement of operation.

(d)	Equity Financing. In March 2015, American Tower completed a registered public offering of 25,850,000 shares of its common stock, par value $0.01 per share (the “Common Stock Offering”), including the underwriters’ exercise of their over-allotment option. The aggregate net proceeds of the Common Stock Offering were approximately $2.44 billion after deducting commissions and related expenses. In addition, the Company completed a registered public offering of 13,750,000 depository shares, each representing a 1/10th interest in a share of its 5.50% Mandatory Convertible Preferred Stock, Series B (the “Series B Preferred Stock”), liquidation preference $1,000.00 per share, par value $0.01 per share, including the underwriters’ exercise of their over-allotment option. The aggregate net proceeds of the Series B Preferred Stock offering were approximately $1.34 billion after deducting commissions and related expenses. The Company used the net proceeds from these offerings to fund a portion of the Verizon Transaction.

Unless converted or redeemed earlier, each share of the Series B Preferred Stock will convert automatically on February 15, 2018, into between 8.5911 and 10.3093 shares of common stock, depending on the applicable market value of the common stock and subject to anti-dilution adjustments. Subject to certain restrictions, at any time prior to February 15, 2018, holders of the Series B Preferred Stock may elect to convert all or a portion of their shares into common stock at the minimum conversion rate then in effect.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

The unaudited pro forma condensed combined statement of operations does not include any non-recurring charges. The following adjustments for the Transactions are reflected in the unaudited pro forma condensed combined statement of operations.

(e)	The following includes the revenues and certain expenses of Tower Sites for the year ended December 31, 2014, as adjusted for the items footnoted below (in thousands):

	Tower Sites (1)	Adjustments		Adjustments for the Transactions
Revenues	$96,364	$286,472	(2)	$382,836

Certain operating expenses:
Lease expense	127,167	34,790	(3)	161,957
Property taxes	21,614	—		21,614
Other operating expenses	—	14,956	(4)	14,956
Selling, general and administrative (5)	13,470	(12,444)	(6)	1,026

Total certain operating expenses	162,251	37,302		199,553

Certain tower cash flows	$(65,887)	$249,170		$183,283

(1)	Amounts were derived from the audited Statement of Revenues and Certain Expenses of Tower Sites for the year ended December 31, 2014.
(2)	Represents the combination of (i) the annual rent of $261.0 million American Tower expects to recognize from Verizon under Verizon’s contracted lease of space on the Sites at an initial monthly rate of $1,900 per Site and (ii) an increase in straight-line revenues from the Verizon lease and other third-party leases of approximately $25.5 million.
(3)	Represents (i) an adjustment of $25.2 million related to straight-line expense for ground leases with contractual fixed escalations relating to the Sites and (ii) an adjustment of $9.6 million for amortization of leasehold interests.
(4)	Represents direct tower operating expenses such as repairs and maintenance, utilities and other operating expenses.
(5)	Amounts may not be indicative of the combined Company’s selling, general and administrative expenses.
(6)	Certain selling, general and administrative expenses represent costs directly related to the Sites and have been reclassified to other operating expenses to conform to the Company’s presentation.

(f)	The following summarizes the depreciation, amortization and accretion expense based on the estimated property and equipment, network location and customer-related intangible assets of the Sites. A useful life of 20 years was used for purposes of computing pro forma depreciation and amortization expense.

(in thousands)	For the year ended December 31, 2014
Intangible asset amortization	$149,450
Property and equipment depreciation	102,257
Asset retirement obligation accretion	10,875

Total	$262,582

(g)	Reflects the increased annual interest expense from the aggregate borrowings of $1,120.0 million using an average rate of 2.74%, which represents the average interest rate of borrowings under the 2013 Credit Facility, 2014 Credit Facility and the issuance of the senior unsecured notes due 2020 and 2025. See Note (c).

(h)	Reflects expected dividends on the Series B Preferred Stock discussed in Note (d).

(i)	The following is a summary of the pro forma adjustment to the weighted-average common shares outstanding and net income attributable to American Tower Corporation common stockholders (in thousands, except per share data):

	American Tower	Adjustments for the Transactions	Pro Forma
Weighted-average common shares outstanding:
Basic weighted-average common shares outstanding	395,958	25,850	421,808
Dilutive securities	4,128	—	4,128

Diluted weighted-average common shares outstanding	400,086	25,850	425,936

Net income per common share:
Basic net income attributable to American Tower Corporation common stockholders	$2.02		$1.46

Diluted net income attributable to American Tower Corporation common stockholders	$2.00		$1.44

The weighted-average common shares outstanding are inclusive of the impact of the issuance of 25,850,000 shares in the Common Stock Offering. The conversion of the Series B Preferred Stock is not included in the computation of diluted earnings per share because the effect would be anti-dilutive. See Note (d).